                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MAY 1997
DISTRIBUTION DATE: 6/16/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                           Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                             Certificate Amount
                                                                                                           ----------------------
     (i)   Principal Distribution
             Class A Amount                                                           $ 13,646,412.67            $23.934565
             Class B Amount                                                           $    718,232.25            $23.934565

    (ii)   Interest Distribution
             Class A Amount                                                           $  1,179,955.50            $ 2.069535
             Class B Amount                                                           $     62,102.92            $ 2.069533

   (iii)   Amount of Distribution allocable to the Yield Supplement Amount            $     17,548.95
             Class A Amount                                                           $     16,671.50
             Class B Amount                                                           $        877.45

           Amount of Distribution allocable to the (Excess) Shortfall Amount          $     21,693.58
             Class A Percentage                                                       $     20,608.90
             Class B Percentage                                                       $      1,084.68

    (iv)   Monthly Servicing Fee                                                      $    212,317.68            $ 0.353767
             Monthly Supplemental Servicing Fee                                       $          0.00            $ 0.000000
             Class A Percentage of the Servicing Fee                                  $    201,701.80            $ 0.353767
             Class A Percentage of the Supplemental Servicing Fee                     $          0.00            $ 0.000000
             Class B Percentage of the Servicing Fee                                  $     10,615.88            $ 0.353766
             Class B Percentage of the Supplemental Servicing Fee                     $          0.00

     (v)   Class A Principal Balance (end of Collection Period)                       $228,395,740.26
           Class A Pool Factor (end of Collection Period)                                   40.058533%
           Class B Principal Balance (end of Collection Period)                       $ 12,020,828.43
           Class B Pool Factor (end of Collection Period)                                   40.058533%

    (vi)   Pool Balance (end of Collection Period)                                    $240,416,568.69

   (vii)   Class A Interest Carryover Shortfall                                       $          0.00
           Class A Principal Carryover Shortfall                                      $          0.00
           Class B Interest Carryover Shortfall                                       $          0.00
           Class B Principal Carryover Shortfall                                      $          0.00

  (viii)   Amount Otherwise Distributable to the Seller that is Distributed to
           Either the Class A or Class B Certificateholders                           $          0.00            $ 0.000000


    (ix)   Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                           $  6,001,631.84
             Class B Amount                                                           $          0.00

     (x)   Aggregate Purchase Amount of Receivables repurchased by the
           Seller or the Servicer                                                     $          0.00

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